UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported):   December 21, 2004

                                    DPL Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

            Ohio                         1-9052                   31-1163136
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(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
       of Incorporation)                                     Identification No.)

    1065 Woodman Drive, Dayton, Ohio                                45432
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(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code:  (937) 224-6000


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          (Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

      On December 21, 2004, DPL Inc. (the "Company") and The Dayton Power & Light Company ("DP&L") completed an employment agreement with James V. Mahoney in recognition of his promotion to President and Chief Executive Officer of the Company and DP&L. Effective as of May 16, 2004, in exchange for his services as President and Chief Executive Officer of the Company and DP&L and President of DPL Energy, LLC, Mr. Mahoney will receive an annual base salary of $500,000, the right to participate in the Company's long term incentive programs, such as the Management Incentive Compensation Program and the Long Term Incentive Program, and other benefits, including, without limitation, the right to receive stock options and certain benefits payable upon a Change of Control. A copy of Mr. Mahoney's employment agreement is attached hereto as Exhibit 10.1.

      On December 21, 2004, the Company and DP&L entered into an employment agreement with John J. Gillen pursuant to which Mr. Gillen will serve as Senior Vice President and Chief Financial Officer of the Company and DP&L effective as of December 21, 2004. In exchange for his services as Chief Financial Officer, Mr. Gillen will receive an annual base salary of $320,000, the right to participate in the Company's long term incentive programs, such as the Management Incentive Compensation Program and the Long Term Incentive Program, and other benefits, including, without limitation, the right to receive stock options. Mr. Gillen's employment agreement also provides for benefits upon a Change of Control. A copy of Mr. Gillen's employment agreement is attached hereto as Exhibit 10.2.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On December 21, 2004, the Company announced that John J. Gillen had been appointed as Senior Vice President and Chief Financial Officer of the Company and DP&L. The material terms of Mr. Gillen's employment agreement are described in Item 1.01 above and are incorporated herein by reference.

      Prior to joining the Company, Mr. Gillen, 51 years old, was the leader of the Consumer and Industrial Products and Services Group for the Philadelphia office of PricewaterhouseCoopers LLP (PwC), and the partner responsible for serving many of the firm's major multinational utility clients from March 1983 to September 2003. Prior to joining PwC, Mr. Gillen spent three years as a member of the Office of the Chief Accountant of the Federal Energy Regulatory Commission. In his more than 20 years in the energy field, Mr. Gillen has testified on a variety of accounting, ratemaking and tax matters before numerous state regulatory commissions. Mr. Gillen is a graduate of Widener University, a member of the American Institute of Certified Public Accountants, and past Chairman of the American Institute of Certified Public Accountants Public Utility Committee.

      During May 2004, Mr. Gillen was engaged as a consultant to the Company. During this time, the Company paid EganGillen Associates, LLC a consulting fee of $60,000. Mr. Gillen is a principal in EganGillen Associates, LLC.

      A copy of the press release announcing the appointment is attached hereto as Exhibit 99.1.

Item 9.01(c).     Exhibits.

     10.1 Employment Agreement dated as of December 14, 2004 between DPL Inc., The Dayton Power and Light Company and James V. Mahoney.

     10.2 Employment Agreement dated as of December 21, 2004 between DPL Inc., The Dayton Power and Light Company and John J. Gillen.

     99.1     Press Release of DPL Inc., dated December 21, 2004.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DPL Inc.

Date:  December 27, 2004


                                      /s/ James V. Mahoney
                                    --------------------------------------------
                                    Name:  James V. Mahoney
                                    Title: President and Chief Executive Officer

                                  EXHIBIT INDEX


                                                                  Paper (P) or
Exhibit No.                    Description                       Electronic (E)
-----------  -------------------------------------------------  ----------------
    10.1     Employment Agreement dated as of December 14,           E
             2004 between DPL Inc.,  The Dayton Power and
             Light Company and James V. Mahoney.

    10.2     Employment Agreement dated as of December 21,           E
             2004 between DPL Inc., The Dayton Power and
             Light Company and John J. Gillen.

    99.1     Press Release of DPL Inc., dated December 21,           E
             2004.